    As filed with the Securities and Exchange Commission on December 19, 1997
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                            86-0619668
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)                      Identification No.)

         5227 North 7th Street Phoenix, Arizona              85014
         (Address of Principal Executive Offices)            (Zip Code)

                          1997 Stock Option Award Plan
                            (Full title of the plan)

                  Joseph Hines, 5227 North 7th Street Phoenix,
                    Arizona 85014 (Name and address of agent
                                  for service)

                                 (602) 266-6700
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                              Kevin J. Tourek, Esq.
                               Streich Lang, P.A.
                                 Renaissance One
                            Two North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5200

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                                                                     Page 1 of 8
                                                         Exhibit Index on Page 8

                         CALCULATION OF REGISTRATION FEE

Title of                 Proposed                Proposed                Aggregate                Amount of
Securities To Be         Maximum                 Maximum                 Offering Price *         Registration Fee
Registered               Amount To Be            Offering Price
                         Registered              Per Share*

Common Stock,            1,000,000 shares          6.21875               $6,218,750                $1,805.00
$.001 par value


* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on December 18, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this
Prospectus: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1997; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since July 31, 1997; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Delaware law. The Registrant has also entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct, or violation of Section 16(b) of the Securities Exchange Act of 1934. The agreements would also require the Registrant to advance directors and officers' expenses in certain circumstances.
         The Registrant currently maintains directors' and officers' liability insurance.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

         Exhibit Index located at Page 8.

Item 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on December 11, 1997.

                            ZILA, INC.


                            By: /s/ Clarence J. Baudhuin
                                    Clarence J. Baudhuin
                                    Executive Vice President of Finance
                                    and Administration and Director
                                    (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature                                Title                                             Date
---------                                -----                                             ----
                                         President, Chairman of the Board,                 December 11, 1997
/s/ Joseph Hines                         Chief Executive Officer and Director
-----------------------------
JOSEPH HINES
                                         Executive Vice President of Finance               December 11, 1997
/s/ Clarence J. Baudhuin                 and Administration, Treasurer and
-----------------------------            Director (Principal Financial and
CLARENCE J. BAUDHUIN                     Accounting Officer)

                                         Director

       *
-----------------------------
CARL A. SCHROEDER
                                         Director
       *
-----------------------------
PATRICK M. LONERGAN
                                         Director
       *
-----------------------------
MICHAEL S. LESSER
                                         Director
       *
-----------------------------
DOUGLAS L. AYER
                                         Director
       *
-----------------------------
CURTIS M. ROCCA III.


*By  /s/ Clarence J. Baudhuin                                                              December 11, 1997
     ---------------------------------
     CLARENCE J. BAUDHUIN
     Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                                                   Page or
Number              Description                                                           Method of Filing
------              -----------                                                           ----------------

4.1                 1997 Stock Option Award Plan                                          *

4.2                 Form of Stock Option Agreement                                        *

5                   Form of opinion rendered by                                           *
                    Streich Lang, P.A., counsel
                    for the Registrant

24.1                Consent of Deloitte & Touche LLP                                      *

24.2                Consent of Grant Thornton, LLP                                        *

24.3                Consent of Streich Lang, P.A.                                         See Exhibit 5

25.1                Power of Attorney of Joseph Hines                                     *

25.2                Power of Attorney of Clarence J. Baudhuin                             *

25.3                Power of Attorney of Carl A. Schroeder                                *

25.4                Power of Attorney of Patrick M. Lonergan                              *

25.5                Power of Attorney of Michael S. Lesser                                *

25.6                Power of Attorney of Douglas L. Ayer                                  *

25.7                Power of Attorney of Curtis M. Rocca III.                             *

* Filed Herewith


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